SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2013

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed on February 11, 2013, HopFed Bancorp, Inc., a Delaware corporation (“HopFed”), and Heritage Bank, a federal savings bank (“Heritage”), entered into an Agreement and Plan of Merger (the “Agreement”) with Sumner Bank & Trust, a Tennessee banking corporation (“Sumner”). The Agreement and the transactions contemplated by it have been approved by the Boards of Directors of HopFed, Heritage and Sumner, and of Heritage Interim Corporation, a wholly owned Tennessee acquisition subsidiary of Heritage (“Interim”). The following description of the Agreement does not purport to be a complete description and is qualified in its entirely by reference to the full text of the Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

Upon the terms and subject to the conditions set forth in the Agreement and the related plans of merger, Interim will merge with and into Sumner, with Sumner continuing as the surviving corporation (the “Merger”). Subsequent to the Merger, Sumner will merge with and into Heritage, with Heritage continuing as the surviving corporation (the “Sumner-Heritage Merger”).

Upon completion of the Merger, each outstanding share of Sumner common stock and common stock equivalent of Sumner, including common stock that would be issued upon the conversion of Sumner’s convertible preferred stock, will be converted into the right to receive $10.04 per share in cash (subject to adjustments). Total cash consideration, without adjustments, is approximately $14.3 million.

In addition, in connection with consummation of the Merger, HopFed will exchange shares of HopFed senior non-cumulative perpetual preferred stock for shares of Sumner senior non-cumulative perpetual preferred stock issued and sold by Sumner to the U.S. Department of the Treasury (the “Treasury Department”) in connection with Sumner’s participation in the Small Business Lending Fund.

The obligations of HopFed and Heritage, on the one hand, and of Sumner, on the other hand, are subject to various conditions, including, among others: (a) approval of the Agreement by Sumner’s shareholders; (b) receipt of all required regulatory approvals; (c) approval of the exchange of preferred stock with the Treasury Department; (d) conversion of Heritage from a federal savings bank to a Kentucky-chartered commercial bank and registration of HopFed as a bank holding company under the Bank Holding Company Act; (e) subject to certain exceptions, the accuracy of the representations and warranties of each party; and (f) the performance in all material respects by each party of its obligations under the Agreement and the related documents.

Sumner has made customary representations and warranties regarding, among other things, organization, standing and authority; capital structure; subsidiaries; financial statements; absence of undisclosed liabilities; certain tax matters; loans, reserves and investments; properties and insurance; compliance with laws; employee benefit plans; material contracts; legal proceedings; reports; and environmental matters.

HopFed and Heritage have each made customary representations and warranties regarding, among other things, organization, standing and authority; financial statements; compliance with laws; employee benefit plans; and reports.

Each of HopFed, Heritage and Sumner has agreed, subject to certain exceptions, to conduct its business in the ordinary course consistent with past practices between the execution of the Agreement and the effective date of the acquisition, and not to take certain actions during that period.

Each of the parties has agreed not to solicit acquisition proposals. Sumner has additionally agreed that it will hold a shareholders’ meeting for purposes of voting on the Agreement, and, subject to certain exceptions, that Sumner’s Board of Directors will recommend that Sumner’s shareholders vote in favor of the Agreement and the acquisition.

The Agreement may be terminated in certain circumstances, including: (a) by mutual written agreement of the parties; (b) by any party upon a final nonappealable denial of a required regulatory approval; (c) by any party if Sumner’s shareholders fail to approve the Agreement; (d) by any party if the acquisition is not consummated on or before December 31, 2013, if such failure is not caused by any breach of the Agreement by the party proposing to terminate; (e) by HopFed and Heritage if Sumner’s Board of Directors fails to recommend that Sumner’s shareholders approve the Agreement, changes such recommendation or breaches its non-soliciting covenant with respect to third-party proposals or its covenants regarding its obligation to call a shareholders’ meeting to vote on the Agreement.

Upon termination of the Agreement and under certain specified circumstances, Sumner may be required to pay HopFed a termination fee of $600,000.

This summary and the copy of the Agreement attached hereto as Exhibit 2.1 are included solely to provide investors with information regarding the terms of the Agreement. They are not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The foregoing discussion is qualified in its entirety by reference to the Agreement. The Agreement contains representations and warranties by HopFed, Heritage, Interim and Sumner, which were made only for purposes of the Agreement and as of specific dates. The representations, warranties and covenants in the Agreement were made solely for the benefit of the parties to the Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. Investors are not third-party beneficiaries under the Agreement, and in reviewing the representations, warranties and covenants contained in the Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or descriptions were not intended by the parties to the Agreement to be characterizations of the actual state of facts or condition of HopFed, Heritage, Interim,

Sumner or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in HopFed’s and Sumner’s public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that HopFed publicly files with the SEC.

Cautionary Statements Regarding Forward-Looking Information

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements involve a number of risks and uncertainties. HopFed cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed acquisition involving HopFed, Heritage and Sumner; HopFed’s, Heritage’s and Sumner’s plans, objectives, expectations and intentions; the expected timing of completion of the transaction; and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in HopFed’s filings with the SEC. These include risks and uncertainties relating to: the ability to obtain the requisite Sumner shareholder approval; the risk that HopFed, Heritage, Interim and Sumner may be unable to obtain governmental and regulatory approvals required for the acquisition, or required governmental and regulatory approvals may delay the acquisition or result in the imposition of conditions that could cause the parties to abandon the acquisition; the risk that a condition to closing of the acquisition may not be satisfied; the timing to consummate the proposed acquisition; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruptions from the transaction may make it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; and other factors discussed or referred to in the “Risk Factors” section of HopFed’s most recent Annual Report on Form 10-K filed with the SEC. Each forward-looking statement speaks only as of the date of the particular statement and HopFed does not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

This communication does not constitute an offer to buy any securities or a solicitation of any vote or approval.

Item 7.01	Regulation FD Disclosure

The executive officers of HopFed and Heritage intend to use the investor presentation attached hereto, in whole or in part, in one or more conferences with investors and analysts. A copy of the investor presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

HopFed does not intend for this Item 7.01 or Exhibit 99.1 to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into its filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of February 11, 2013, by and between Sumner, HopFed, Heritage and Interim.

Exhibit 99.1	Investor Presentation dated February 13, 2013 – furnished pursuant to Item 7.01 as part of this Current Report on Form 8-K and is not deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

DATE: February 13, 2013	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of February 11, 2013, by and between Sumner, HopFed, Heritage and Interim.

99.1	Investor Presentation dated February 13, 2013 – furnished pursuant to Item 7.01 as part of this Current Report on Form 8-K and is not deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18.